UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 424-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events

Item 8.01

Other Events.

Merger Agreement Extended

On October 14, 2011, in accordance with the provisions set forth in Section 7.1(b) (i) of the Agreement and Plan of Merger (“the Merger Agreement”) dated as of October 16, 2010, as amended as of November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR, Northeast Utilities and NSTAR exchanged mutual notices extending to April 16, 2012, the date after which either party has the option to terminate the Merger Agreement if the conditions precedent to closing have not then been satisfied.

For further information, see the Registration Statement on form S-4 (Registration No. 333-170754) filed by Northeast Utilities in connection with the merger and NSTAR’s Annual Report on Form 10-K for the year 2010 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Proposed Merger with Northeast Utilities.”

Annual Meeting of Shareholders

The pending merger of NSTAR and Northeast Utilities has not yet been completed.  While NSTAR believes that the merger can be completed in 2011, it is possible that the closing of the merger may be delayed to 2012.  Therefore, in compliance with the rules and regulations of the New York Stock Exchange, NSTAR is scheduling its 2011 Annual Meeting of Shareholders and will be sending to Shareholders a notice of the meeting, together with proxy soliciting material, for the 2011 Annual Meeting of Shareholders, which will be held on December 13, 2011. The record date for determining shareholders entitled to notice of and to vote at the meeting is October 18, 2011.

In the event that all regulatory approvals are received such that the merger is completed or is scheduled to be completed prior to the scheduled date for the 2011 Annual Meeting of Shareholders, NSTAR will not hold the 2011 Annual Meeting of Shareholders.

Deadline for Shareholder Proposals

NSTAR recently determined to schedule the 2011 Annual Meeting of Shareholders at a date more than thirty days after the anniversary date of the 2010 Annual Meeting of Shareholders.  NSTAR is therefore providing this notice to its shareholders in accordance with Rule 14a-5(f) under the Securities and Exchange Commission that October 24, 2011 will be the deadline by which Shareholders must submit a shareholder proposal for inclusion in the proxy statement for the 2011 Annual Meeting of Shareholders.  This allows NSTAR reasonable time before it will begin the printing and delivery of proxy materials for the 2011 Annual Meeting of Shareholders and for submission of such proposal at the 2011 Annual Meeting of Shareholders whether or not included in NSTAR’s proxy materials.

All shareholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy for the 2011 Annual Meeting of Shareholders or for submission of such proposal at the 2011 Annual Meeting of Shareholders, whether or not included in NSTAR’s proxy materials.   The Chairman of the Annual Meeting may refuse to acknowledge or introduce any shareholder proposal of any person if proper notice is not provided to NSTAR on or prior to October 24, 2011, or that does not otherwise comply with the requirements set forth above.  In addition, if NSTAR is not notified by such deadline of an intent to present a proposal at the 2011 Annual Meeting of Shareholders, management will have the right conferred by the proxies to exercise said proxies’ discretionary voting authority with respect to such proposal, if presented at the meeting.

If you would like us to consider including a proposal in our proxy statement for the 2011Annual Meeting of Shareholders, you must deliver the proposal to our principal office at 800 Boylston Street, 17th Floor, Boston, MA 02199, Attention: Douglas S. Horan, Secretary, so that it is received by October 24, 2011.  If a Shareholder who wishes to present a proposal fails to notify us by the due date, the proxies that management solicits for the meeting will accord them discretionary authority to vote on the Shareholder’s proposal if it is properly brought before the meeting and such matter may be excluded from consideration at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: October 14, 2011	By:	R. J. WEAFER
Robert J. Weafer
Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)